EXHIBIT 2.1

                                    EXHIBIT 1

                            ASSIGNMENT AND ASSUMPTION
                         OF LIMITED PARTNERSHIP INTEREST
                                       OF
                              OF ACQUISITION, L.P.


This ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNERSHIP INTEREST (this "ASSIGNMENT") dated as of August 25, 2000 and effective as of August 1, 2000, by and among St. James Management, L.L.C. (the "GENERAL PARTNER"), SJMB, L.P. (the "ASSIGNOR"), Industrial Holdings, Inc., a Texas corporation (the "ASSIGNEE"), and the limited partners of the Partnership (as defined below) set forth on the signature page hereto.

                                    RECITALS:

      WHEREAS, the General Partner, Assignor and Philform, Inc., a Michigan corporation and wholly owned subsidiary of Assignee, are parties to that certain Agreement of Limited Partnership, as amended (the "PARTNERSHIP AGREEMENT"), of OF ACQUISITION, L.P., a Texas limited partnership (the "PARTNERSHIP"), dated November 20, 1997;

      WHEREAS, the Assignor has agreed to assign to the Assignee, and the Assignee has agreed to accept from the Assignor, all of the right, title and interest of Assignor in its limited partnership interests, consisting of 14,114,969 common units (the "LIMITED PARTNERSHIP INTEREST") in the Partnership, which is 50.996% of the common units of the Partnership and 50.998% of the limited partner interests of the Partnership;

      WHEREAS, Philform, Inc., as the only limited partner of the Partnership other than the Assignor and the General Partner have consented to the assignment by the Assignor of the Limited Partnership Interest to the Assignee; and

      WHEREAS, in connection with this Assignment, Assignee is willing to perform all of the obligations and duties of Assignor associated with the Limited Partnership Interest;

      NOW, THEREFORE, for and in consideration of the matters recited herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNERSHIP INTERESTS. Subject to the conditions hereof, the Assignor does hereby SELL, ASSIGN, TRANSFER and CONVEY unto the Assignee all of the right, title and interest of Assignor in the Limited Partnership Interest. The Assignee hereby accepts the assignment of the Limited Partnership Interest and agrees to assume, pay and discharge all duties and liabilities accruing to the Limited Partnership Interest.

      2. REPRESENTATIONS AND COVENANTS. To protect the security of this Assignment of Limited Partnership Interest, the parties hereto hereby stipulate, represent, warrant, covenant and agree as follows:

            (a) Assignor hereby warrants that Assignor is the legal and beneficial owner of the Limited Partnership Interest, free and clear of any liens, claims or encumbrances.

            (b) Assignor hereby warrants that Assignor has the authority and power to make this Assignment of Limited Partnership Interest, and no other assignments of any right, title or interest in the Limited Partnership Interest has previously been made by Assignor.

            (c) Assignor hereby binds itself, its successors and assigns, to warrant and forever defend indefeasible title to the Limited Partnership Interest.
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            (d) The Assignee hereby warrants that the Assignee has the authority and power to accept and assume this Assignment of Limited Partnership Interest.

            (e) This Assignment of Limited Partnership Interest shall be binding upon Assignor and Assignor's successors and assigns, and all parties claiming any interest in the Partnership or any portion thereof by, through or under Assignor. The rights herein granted shall extend to the Assignee and the Assignee's successors and assigns.

            (f) Assignor hereby agrees to execute such additional documents as the Assignee may reasonably deem necessary in order to effectuate the terms and provisions hereof and to consummate the transactions contemplated hereby.

3. EFFECT OF ASSIGNMENT. Pursuant to the terms of Article VIII of the Partnership Agreement, the General Partner and each other Limited Partner hereby consent to the assignment to the Assignee of the Limited Partnership Interest, and acknowledge that, by virtue of this Assignment, the Assignor shall be absolved of any further liabilities to the Partnership except as may be required by law.


      EXECUTED this 25th day of August, 2000.


ASSIGNOR:

SJMB, L.P.

By: SJMB, L.L.C., its general partner

By:    /s/ James H. Harrison                       777 Post Oak Blvd.
Name:  James H. Harrison                           Suite 950
Title: Vice President                              Houston, Texas 77056


ASSIGNEE:

INDUSTRIAL HOLDINGS, INC.

By:    /s/Titus H. Harris, III
Name:  Titus H. Harris, III
Title: Executive Vice President


GENERAL PARTNER:

ST. JAMES MANAGEMENT, L.L.C.

By:    /s/James H. Harrison
Name:  James H. Harrison
Title: Vice President

LIMITED PARTNERS:

PHILFORM, INC.


By:    /s/Titus H. Harris, III
Name:  Titus H. Harris, III
Title: Vice President